Exhibit 99.1

Mesa to invest in Heart Aerospace and Orders 100 All-Electric Aircraft

PHOENIX, July 13, 2021 (GLOBE NEWSWIRE) -- Mesa Air Group, Inc. (NASDAQ: MESA) today announces that it has made an investment in electric aircraft company, Heart Aerospace (“Heart”), a company that plans to be the first to produce the world’s first electric nineteen-seat ES-19 aircraft, alongside Breakthrough Energy Ventures and United Airlines Ventures. Subject to certain terms, Mesa also plans to add 100 ES-19 aircraft to its regional fleet, revolutionizing air service to small markets as one of the first network air carriers to help decarbonize air travel through the use of electric aircraft. This announcement expands on the efforts that Mesa has made in the emerging transition to electric-powered flight with airlines such as United Airlines – first with the announcement of an investment in Archer Aviation and its eVTOL aircraft, and now with the ES-19, a fully electric nineteen-seat regional aircraft.

“As we continue to explore opportunities in electric aviation, we are excited to expand our efforts to reduce the reliance on fossil fuels in the airline industry and are proud to work with Heart to launch the world’s first electric regional aircraft. Mesa intends to continue its expansion through the introduction of revolutionary technology that benefits our passengers and the environment. We are delighted to take this important step in the de-carbonization of air travel through our co-investment with Breakthrough Energy Ventures and United Airlines Ventures in Heart”, said Jonathan Ornstein, Chairman and Chief Executive Officer. “These technological innovations are good for the environment, will expand the national transportation system, and provide significant growth opportunities for Mesa. We look forward to reconnecting with communities and passengers we previously served.”

Anders Forslund, CEO of Heart, added, “Having Mesa as a partner will be an invaluable asset for us. They know the business of operating nineteen-seaters like few others, and they bring unique operational insights that we feed directly into the design of our plane. Mesa has decades of experience in operating nineteen-seaters, so we do not need to reinvent the wheel. We couldn’t be more excited about reconnecting America together with Mesa.”

Mesa was the world’s largest operator of 19-seat aircraft and has unparalleled expertise in connecting smaller communities to the national transportation system. Over the past 30 years, as the economics of operating 19-seat aircraft became uneconomic, operators exited markets and practically all 19 seat aircraft have been withdrawn from commercial service. For example, Farmington, New Mexico, a rural community bordering the Navajo Nation, previously had over 30 daily departures to 7 destinations. Today, Farmington has no scheduled passenger service. The reduced operating costs of the ES-19 aircraft hold the promise of revitalizing travel options that are currently not economically viable with traditional aircraft. Hundreds of communities will benefit from new or enhanced service, and hundreds of thousands of passengers can once again look forward to safe and reliable air transportation, with the added benefit of flying on an environmentally friendly zero-emissions aircraft.

Heart Aerospace aims to be the first to build electric aircraft for commercial passenger service. This 19 seater aircraft, the ES-19, is driven entirely by electric motors and batteries and is expected to have a range of approximately 250 miles. Based in Göteborg, Sweden, Heart Aerospace anticipates delivering the first ES-19 for commercial use by 2026.  Importantly, due to the differences between turbine-powered aircraft and electric aircraft, the passenger experience onboard the ES-19 will be significantly improved over aircraft of the past. The ES-19 aircraft is quieter than its turboprop counterparts, with less vibration and noise. The low noise at taxi, take-off, and landing improves the experience not just for passengers, but also for those who live close to airports.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 95 cities in 35 states, the District of Columbia, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of May 31st, 2021, Mesa operated a fleet of 165 aircraft with approximately 450 daily departures and 3,100 employees. Mesa operates all of its flights as either American Eagle, United Express, or DHL Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc., United Airlines, Inc., and DHL.

About Heart Aerospace

Heart Aerospace is an electric airplane company based in Gothenburg, Sweden. The company is developing the ES-19, a nineteen-passenger aircraft scheduled to enter into service by 2026. The company was founded in 2018 and was part of the Y Combinator accelerator program in 2019. To learn more, visit heartaerospace.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. Many of the risks identified in the periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the COVID-19 pandemic. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.